EXHIBIT 4.1

GE CAPITAL CREDIT CARD MASTER NOTE TRUST,
as Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee.

MASTER

INDENTURE

Dated as of September 25, 2003

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

Reconciliation and Tie between this Indenture
dated as of September 25, 2003 and the
TIA of 1939, as amended

TIA Section	Indenture Section

310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10(b)
(a)(4)	Not Applicable
(b)	6.11
(c)	Not Applicable
311(a)	6.13
(b)	6.13
312(a)	7.1
(b)	7.2(b); 10.14
(c)	7.2(c); 10.14
313(a)	6.14; 6.6
(b)(1)	6.14
(b)(2)	6.14
(c)	6.14
(d)	6.14
314(a)	7.3
(b)	3.6; 8.8
(c)(1)	8.7
(c)(2)	8.7
(c)(3)	8.7
(d)	8.7
(e)	10.1
(f)	Not Applicable
315(a)	6.1
(b)	6.5
(c)	6.1
(d)	6.7
(e)	5.12
316(a) (last sentence)	2.12
(a)(1)(A)	5.10
(a)(1)(b)	5.11
(a)(2)	Not Applicable
317(a)(1)	5.3
(a)(2)	5.3
(b)	6.16
318(a)	10.17
(c)	10.17

i

EXHIBITS

EXHIBIT A	Form of Section 3.9 Officers’ Certificate

SCHEDULE 1	Perfection Representations and Warranties

v

INDENTURE, dated as of September 25, 2003, between GE CAPITAL CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee and not in its individual capacity (the “Indenture Trustee”).  This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Article IX (an “Indenture Supplement,” and together with this Indenture and any amendments, the “Agreement”).  If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of all Noteholders, as follows:

GRANTING CLAUSE

The Issuer, as security for the Issuer’s obligations under the Notes and this Indenture, hereby Grants to Deutsche Bank Trust Company Americas on the Closing Date relating to the first Series of Notes, as the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee, a security interest in all of the Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

(a)               the Note Trust Certificate;

(b)              from and after the RFS Funding Trust Termination Date, the Transferred Receivables;

(c)               Collections related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Transferred Receivables pursuant to the terms of this Indenture and any Indenture Supplement;

(d)              all funds, Financial Assets, Investment Property or other property on deposit from time to time in or credited to the Trust Accounts, including the proceeds thereof and income thereon;

(e)               all Insurance Proceeds;

(f)                 all proceeds of any derivative contracts between the Issuer or, to the extent assigned to the Issuer, the Transferor and a counterparty, as described in any Indenture Supplement;

(g)              all present and future claims, demands, causes and causes in action in respect of any or all of the property described in the foregoing clauses (a) through (f) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, Trust Accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing;

(h)              all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Series Enhancement, the Servicing Agreement, Bank Receivables Sale Agreement and the Transfer Agreement (whether arising pursuant to the terms of the related Enhancement Agreement, the Servicing Agreement, Bank Receivables Sale Agreement or the Transfer Agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce such Enhancement Agreement, the Servicing Agreement, Bank Receivables Sale Agreement or the Transfer Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Enhancement Agreement, the Servicing Agreement, Bank Receivables Sale Agreement or the Transfer Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders;

(i)                  all general intangibles relating to or arising out of any of the property described in the foregoing clauses (a) through (h);

(j)                  all proceeds of any of the property described in the foregoing clauses (a) through (i); and

(k)               all other personal property of the Issuer, of whatever kind or nature and wherever located.

Such Grant is made in trust to the Indenture Trustee.

Deutsche Bank Trust Company Americas, as Indenture Trustee on behalf of the Noteholders, (i) acknowledges such Grant, and (ii) accepts the trusts under this Indenture in accordance with this Indenture and agrees, subject to the terms and conditions hereof, to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

The Issuer shall file, and hereby authorizes the Indenture Trustee to file, a UCC financing statement with a collateral description covering all of the Issuer’s personal property, wherever located, whether now existing or arising in the future.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.  Except as otherwise specified or as the context may otherwise require, the following capitalized terms only have the meanings set forth below for all purposes of this Indenture.

“Account” means, at any time, each credit card account then included as an “Account” pursuant to (and as defined in) the Trust Receivables Purchase Agreement on or prior to the RFS

Funding Trust Termination Date and thereafter pursuant to (and as defined in) the Transfer Agreement.

“Act” is defined in Section 10.3(a).

“Additional Retailer” means any retailer for which Originator maintains a Private Label Program, a Dual Card Program or both, which is designated as an “Additional Retailer” (a) prior to the RFS Funding Trust Termination Date, in accordance with the Trust Receivables Purchase Agreement or (b) thereafter in accordance with the Transfer Agreement.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Early Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to the Related Documents.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables as of such date (excluding Principal Receivables that are Specified Retailer Receivables with respect to any date of determination prior to the RFS Funding Trust Termination Date), plus the principal amount of any Participation Interest, minus the Borrowing Base (as defined in the RFS Funding Trust Agreement) for that Monthly Period; provided that for the purposes of calculating the Note Trust Principal Balance, the Borrowing Base (as defined in the RFS Funding Trust Agreement) shall not be subtracted from the Aggregate Principal Receivables.

“Agreement” is defined in the preamble.

“Allocation Percentage” is defined, for any Series, with respect to Principal Collections, Finance Charge Collections and Charged-Off Receivables, in the related Indenture Supplement.

“Amortization Period” means, as to any Series or any Class within a Series, any period specified in the related Indenture Supplement during which a share of principal collections is used or set aside to repay the outstanding principal amount of that Series.

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee or administrator of such trust specifically authorized in resolutions of the Board of Directors of such corporation or by the governing documents or agreements of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Banana Republic Program Agreement” means that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of August 29, 2000, by and among Gap, Inc. and Monogram.

“Banana Republic Retailers” means Gap, Inc. d/b/a Banana Republic and its permitted assigns under the Banana Republic Program Agreement.

“Bank Receivables Sale Agreement” means the Receivables Sale Agreement dated as of June 27, 2003, between Monogram and the Transferor.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Benefit Plan” means (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plans in such entity, or (iv) a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Book-Entry Notes” means a beneficial interest in the Notes of a particular Class, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut, the State of Georgia (or, with respect to any Series, any additional city specified by the related Indenture Supplement).

“Certificated Security” has the meaning assigned to such term in Section 8-102 of Article 8 of the UCC.

“Charged-Off Receivable” means a Principal Receivable (or any portion thereof) arising in an Account which either (a) is 180 days past due or (b) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.  To avoid doubt, a Principal Receivable shall become a Charged-Off Receivable upon the earlier of the events described in clause (a) or clause (b) to occur with respect to the related account.

“Chattel Paper” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Class” means any class of Notes of any Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act that has been designated as the “Clearing Agency” for purposes of this Indenture.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means, with respect to any Series, the closing date specified in the Indenture Supplement for such Series.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of this Indenture.

“Collateral Amount” is defined, with respect to any Series, in the Indenture Supplement for such Series.

“Collection Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 8.2.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges, (b) Recoveries and cash proceeds of Related Security with respect to such Receivable and (c) any in-store payments received with respect to such Receivable.  Amounts paid by Transferor pursuant to Section 2.5 of either of the Trust Receivables Purchase Agreement or the Transfer Agreement shall be deemed to be Principal Collections.  Amounts paid by Transferor pursuant to Section 6.1(e) of either of the Trust Receivables Purchase Agreement or the Transfer Agreement and amounts paid by the Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables and shall be deemed to be Finance Charge Collections to the extent that they represent the purchase price of Finance Charge Receivables. Recoveries shall be treated as Collections of Finance Charge Receivables.

“Commission” means the Securities and Exchange Commission.

“Contract” means the agreement and Federal Truth in Lending Statement for revolving credit card accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Corporate Trust Office” means, (a) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 60 Wall Street, 26th Floor MS NYC60-2606, New York, New York 10005, Attention: Corporate Trust & Agency Services (facsimile no.(212) 797-8606); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer) and (b) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 101 Barclay Street, Floor 8 West (ABS Unit), New York, New York,  10286, Attention: Antonio Vayas (facsimile no. (212) 815-2493 or 3993);.

“Credit and Collection Policies” means with respect to each credit card program from which Accounts are drawn, the Issuer’s policies and procedures relating to the operation of such credit card program, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of September 25, 2003, among the Issuer, Deutsche Bank Trust Company Americas, as custodian, and the Indenture Trustee.

“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on the Issuer’s computer file of consumer revolving accounts (without regard to the effective date of such recordation).

“Debtor Relief Law” means Title 11 of the United States Code, the Federal Deposit Insurance Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” is defined in Section 2.10.

“Delivery” means, when used with respect to Trust Account Property:

(i)                                     with respect to any such Trust Account Property that constitutes a Certificated Security, transfer of possession of such Certificated Security to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank (and, in the case of delivery to any nominee of or custodian for the Indenture Trustee, such nominee or custodian shall have acknowledged in writing that it is holding possession thereof on behalf of and for the Indenture Trustee); and

(ii)                                  with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book-Entry Security), satisfaction of the requirements for obtaining “control” pursuant to Section 8-106(c)(2) of Article 8 of the UCC.

“Determination Date” means, unless otherwise specified in any Indenture Supplement with respect to the related Series, the second Business Day preceding each Payment Date.

“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit card accounts to customers of a Retailer, which accounts combine a private label credit line for use at the Retailer’s establishments or in its catalogue sales business and a general purpose credit line for use elsewhere.

“Early Amortization Event” means, as to any Series, each event, if any, specified in the relevant Indenture Supplement as an Early Amortization Event for that Series or a Trust Early Amortization Event.

“Eligible Deposit Account” means: (a) a segregated deposit account maintained with a depository institution or trust company whose short term unsecured debt obligations are rated at least, if rated by S&P,  A-1+ by S&P, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F-1+ by Fitch, (b) a segregated account which is either (i) maintained in the corporate trust department of the Indenture Trustee or (ii) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if rated by S&P,  AA- by S&P, if rated by Moody’s, Baa3 by Moody’s and, if rated by Fitch, BBB- by Fitch or (c) a segregated trust account maintained in the corporate trust department of a federally or state chartered depository institution whose long-term unsecured debt obligations are rated at least, if rated by S&P,  BBB- by S&P, if rated by Moody’s,  Baa3 by Moody’s and, if rated by Fitch, BBB- by Fitch, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the date hereof.

“Enhancement Agreement” means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued.

“Entitlement Order” has the meaning assigned thereto in Section 8-102(a) of Article 8 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” is defined in Section 5.2.

“Excess Allocation Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Excess Finance Charge Collections, as set forth in such Indenture Supplement.  If so specified in the Indenture Supplement for a Group of Series, such Series may be an Excess Allocation Series only for the Series in such Group.

“Excess Finance Charge Collections” means all amounts that any Indenture Supplement designates as “Excess Finance Charge Collections.”

“Excess Funding Account” means the account designated as such, established and owned by the Issuer and maintained in accordance with Section 8.2.

“FASIT” means a financial asset securitization investment trust within the meaning of Section 860L of the Code.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Book-Entry Regulations” means (a) the Federal regulations listed on Appendix A to Operating Circular No.7 issued by the Federal Reserve Banks and (b) the Federal regulations published at 25 C.F.R. Part 350.

“Federal Book-Entry Security” means a marketable security (a) issued in electronic form by (i) the United States Government, (ii) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association or (iii) any direct obligation of any other agency or instrumentality of the United States Government that is fully guaranteed as to timely payment or principal and interest by the United States of America and (b) that the Federal Reserve Banks have determined is eligible to be held in an account at a Federal Reserve Bank containing securities of such type pursuant to the Federal Book-Entry Regulations.

“Finance Charge Collections” means Collections of Finance Charge Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Trust Receivables Purchase Agreement or the Transfer Agreement).

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Finance Charge Shortfalls” is defined, as to any Series, in the related Indenture Supplement.

“Financial Asset” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“Fitch” means Fitch Inc.

“Free Equity Amount” means, on any date of determination, the result of (a) the Note Trust Principal Balance, minus (b) the aggregate of the Collateral Amounts for all Outstanding Series of Notes.

“Gap Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000 by and among Gap, Inc. and Monogram.

“Gap Retailers” means Gap, Inc. and its permitted assigns under the Gap Program Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GECAF Retailer” means each retailer who is from time to time a party to a dealer agreement with Monogram relating to Monogram’s GECAF private label credit card program.

“Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to create and grant a Lien pursuant to this Indenture, and other forms of the verb “to Grant” shall have correlative meanings.  A Grant with respect to the Collateral or any other agreement or instrument shall include a grant of a Lien upon all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the right, upon the occurrence of a Default and declaration thereof by the party to whom such Grant is made, to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Indenture” means this Master Indenture, dated as of September 25, 2003 between the Issuer and the Indenture Trustee.

“Indenture Servicer Default” means:

(a)                                  failure on the part of the Servicer duly to observe or perform in any material respect any covenant or agreement of the Servicer set forth in the Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Principal Balance of the Notes of such Series a written notice of default specifying such default and requiring the same to be remedied; or the Servicer shall assign or delegate its duties under the Servicing Agreement except as permitted by the Servicing Agreement, and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee; or

(b)                                 any representation, warranty or certification made by the Servicer in the Servicing Agreement or in any certificate delivered pursuant to the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders and which continues to be incorrect in any material respect for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Principal Balance of the Notes of such

Series a written notice of default specifying such default and requiring the same to be remedied.

“Indenture Security Agreement” means the Indenture Security Agreement, dated as of September 25, 2003, between RFS Funding Trust and the Indenture Trustee.

“Indenture Supplement” means, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8 of the Indenture, and an amendment to this Indenture executed pursuant to Sections 9.1 or 9.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

“Independent” means, with respect to any specified Person, any such Person who (a) does not have any direct financial interest, or any material indirect financial interest in any Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof and (b) is not connected with any Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of any Originator, the Servicer, the Transferor, the Issuer, or any Affiliate of any thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Issuer, any Originator, the Servicer, or any Affiliate thereof, as the case may be.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.1 made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Closing Date” means September 25, 2003.

“Insolvency Event” means, with respect to a specified Person:  (a) the commencement by a court having jurisdiction in the premises of an involuntary action seeking: (i) a decree or order for relief in respect of such Person a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law,  (ii) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person’s affairs, and notwithstanding the objection by such Person any such action shall have remained undischarged or unstayed for a period of 90 consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered; or (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 25, 2003, among Edison Asset Securitization, L.L.C., RFS Funding Trust and the Indenture Trustee.

“Instruments” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Insurance Proceeds” means any amounts payable to Originator pursuant to any credit insurance policies covering any Obligor with respect to Transferred Receivables under such Obligor’s Account.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Property” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Issuer” means GE Capital Credit Card Master Note Trust, a Delaware statutory trust, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in this Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“JCPenney Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of December 6, 1999, by and between J.C. Penney Company, Inc. and Monogram.

“JCPenney Retailers” means J.C. Penney Company, Inc. and other Authorized Entities as such term is defined in the J.C. Penney Program Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, any lease or title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

“Lowe’s Retailers” means each of Lowe’s Companies, Inc., Lowe’s Home Centers, Inc., The Contractor Yard, Inc., Lowe’s HIW, Inc. and certain of their affiliates.

“Minimum Free Equity Amount” means, as of any date of determination, (a) the product of (i) the Aggregate Principal Receivables and (ii) the highest of the Minimum Free Equity Percentages specified in each Indenture Supplement effective on the date of determination.  Unless otherwise specified in the related Indenture Supplement for a Series the Minimum Free Equity Percentage for such Series shall be zero.

“Monogram” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of Georgia.

“Montgomery Ward” means Montgomery Ward & Co. Incorporated.

“Monthly Period” means as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month.

“Moody’s” means Moody’s Investors Service, Inc.

“New Issuance” is defined in Section 2.8(a).

“Note” means one of the notes issued by the Issuer pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

“Note Depository Agreement” means the agreement among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, to be dated on or around the Closing Date of the first Series that contains Book-Entry Notes.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4.

“Note Trust Certificate” means the certificate captioned “Note Trust Certificate” and dated June 27, 2003, representing a beneficial interest in a portion of the assets held by RFS Funding Trust, issued pursuant to the RFS Funding Trust Agreement.

“Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the result of (a) the Aggregate Principal Receivables at that time, plus (b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount), minus (c) before the RFS Funding Trust Termination Date, the Borrowing Base (as defined in the RFS Funding Trust Agreement) for that Monthly Period.

“Noteholder” means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a “Noteholder” in any related Indenture Supplement.

“Notice of Default” is defined in Section 5.2(c).

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Old Navy Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Monogram.

“Old Navy Retailers” means Gap, Inc. d/b/a Old Navy and its permitted assigns under the Old Navy Program Agreement.

“Opinion of Counsel” means a written opinion of counsel (who may, except as otherwise expressly provided in this Agreement, be an employee of or counsel to the Issuer or an Affiliate of the Issuer), which counsel and opinion shall be acceptable to the Indenture Trustee, or the Rating Agencies, as applicable.

“Originator” means Monogram or any other originator so designated pursuant to Section 2.10 of the Trust Receivables Purchase Agreement or the Transfer Agreement.

“Other Assets” is defined in Section 10.18.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a)                                  Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)                                 Notes or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

(c)                                  Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Noteholders of the requisite Outstanding Principal Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the

Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate thereof.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable as reflected on the Issuer’s books and records after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8 of either the Trust Receivables Purchase Agreement or Transfer Agreement; and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Outstanding Principal Balance” means the aggregate principal amount of all Notes Outstanding at the date of determination.

“Participation Interest” is defined in the Transfer Agreement.

“Paying Agent” means with respect to the Notes, initially the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments from the Trust Accounts, including payment of principal of or interest on the Notes on behalf of the Issuer; provided, that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Payment Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, Issuer.

“Permitted Investments” means one or more of the following:

(a)                                  obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b)                                 repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated on the date of acquisition at least, if rated by S&P, A-1+ by S&P and, if rated by Moody’s,  P-1 by Moody’s, and, if rated by Fitch, F1+ by Fitch;

(c)                                  federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided, that the short-term debt obligations of such depository institution or trust company are rated on the date of acquisition at least, if rated by S&P, A-1+ by S&P and, if rated by Moody’s,  P-1 by Moody’s, and, if rated by Fitch, F1+ by Fitch;

(d)                                 commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated at least, if rated by S&P,  A-1+ by S&P and, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F1+ by Fitch;

(e)                                  securities of money market funds rated on the date of acquisition at least, if rated by S&P,  A-1+ by S&P and , if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F1+ by Fitch; and

(f)                                    any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided, that investments described in clauses (e) and (f) shall be made only if there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that making such investments will not require the Issuer to register as an investment company under the Investment Company Act or impair the Issuer’s status as a qualifying special purpose entity under Statement of Accounting Standards No. 140.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a statutory or business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Predecessor Note” means, with respect to any particular Note in a Series, every previous Note in such Series evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purpose of this definition, any Note in a Series authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note in such Series shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Collections” means Collections of Principal Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Trust Receivables Purchase Agreement or the Transfer Agreement).

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Principal Sharing Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

“Principal Shortfalls” is defined, as to any Series, in the related Indenture Supplement.

“Principal Terms” means, with respect to any Series, the following information related thereto:  (a) the name or designation and Closing Date for such Series; (b) the initial principal amount (or method for calculating such amount) and the Collateral Amount; (c) the note interest rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Noteholders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Series Servicing Fee Percentage; (h) the terms of any form of Series Enhancement with respect thereto; (i) the terms, if any, on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Series Maturity Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a Group; (p) whether such Series will be a Principal Sharing Series; (q) whether such Series will be an Excess Allocation Series; (r) the applicable Payment Dates; (s) the legal final maturity date on which the rights of the Noteholders of such Series to receive payments from the Issuer will terminate; and (t) whether such Series will or may act as a paired series with another existing Series and the Series, with which it will be paired, if applicable.

“Private Label Program” means a business arrangement in which Originator agrees to extend open end credit card accounts to customers of such Retailer and such Retailer agrees to allow purchases to be made at its retail establishments, or in its catalogue sales business, under such accounts.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” means, as to each Series, the rating agency or agencies, if any, specified in the related Indenture Supplement.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Series or Class with respect to which it is a Rating Agency.

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“Receivables Trust” means (a) prior to the RFS Funding Trust Termination Date, RFS Funding Trust and (b) on and after the RFS Funding Trust Termination Date, the Issuer.

“Record Date” means, with respect to a Payment Date, unless otherwise specified for a Series in the Indenture Supplement for such Series, the close of business on the last Business Day of the calendar month immediately preceding such Payment Date.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, or Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (a) so long as the arrangement described in Section 2.1(b) of the Bank Receivables Sale Agreement remains in effect, amounts allocated to the Transferred Receivables pursuant to that Section and (b) if at any time that arrangement no longer remains in effect, with respect to any Transferred Receivable, (i) Collections of such Transferred Receivable received after such Transferred Receivable was charged off as uncollectible but before any sale or other disposition of such Transferred Receivable after charge off; and (ii) any proceeds from such a sale or other disposition by Transferor of such Transferred Receivable, in each of clauses (i) and (ii) net of expenses of recovery.

“Redemption Date” means, with respect to any Series, the date or dates specified in this Indenture or the related Indenture Supplement.

“Redemption Price” means, with respect to any Series, the price specified in the Indenture Supplement.

“Related Documents” means the Transfer Agreement, the Trust Receivables Purchase Agreement, the Servicing Agreement, the Indenture Security Agreement, the Administration Agreement, the Notes, the Trust Agreement, the Custody and Control Agreement, this Indenture, any Indenture Supplement, the Bank Receivables Sale Agreement, the Note Trust Certificate, the RFS Funding Trust Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing.  Any reference in the foregoing documents to a Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Related Security” means with respect to any Receivable: (a) all of the Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Removed Accounts” is defined in Section 2.7(a) of the Transfer Agreement.

“Required Principal Balance” means, as of any date of determination, the sum of the numerators used at such date to calculate the Allocation Percentages with respect to Principal Collections for all Series outstanding on such date.

“Responsible Officer” means, with respect to the Issuer, the Administrator or a Responsible Officer of the Trustee.  With respect to the Indenture Trustee, the term “Responsible Officer” means any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Related Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  With respect to the Trustee, the term “Responsible Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Issuer, or any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  The term “Responsible Officer”, when used herein with respect to any Person other than the Issuer, the Indenture Trustee or the Trustee, means an officer or employee of such Person corresponding to any officer or employee described in the preceding sentence.

“Retailer” means any of the Banana Republic Retailers; the Gap Retailers; the GECAF Retailers; the JCPenney Retailers, Inc.; the Lowe’s Retailers; Montgomery Ward; the Old Navy Retailers; the Sam’s Club Retailers; the Wal-Mart Retailers and from time to time, any Additional Retailer.  It is understood and agreed that (a) Additional Retailers who from time to time become GECAF Retailers shall automatically be treated as Retailers with respect to Monogram’s GECAF program without the necessity of complying with the terms of Section 2.6(e) of the RFS Funding Trust Agreement or the Transfer Agreement and (b) any Person designated as a Retailer shall cease to be included as a Retailer if the Accounts related to that Person are designated as Removed Account pursuant to Section 2.7(b) of the RFS Funding Trust Agreement or the Transfer Agreement, effective at the time that the repurchase of the related Transferred Receivables is completed.

“RFS Funding Trust” means RFS Funding Trust, a Delaware statutory trust.

“RFS Funding Trust Agreement” means the Amended and Restated Trust Agreement dated as of December 19, 2002 among Transferor, General Electric Capital Services, Inc., and Deutsche Bank Trust Company Delaware, as trustee, and as amended and restated on June 27, 2003 among Transferor, RFS Holding, Inc. (as assignee of General Electric Capital Services, Inc.) and Deutsche Bank Trust Company Delaware, as trustee.

“RFS Funding Trust Termination Date” means the date on which the RFS Funding Trust is terminated and all of the Transferred Receivables held by the RFS Funding Trust are transferred to the Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sam’s Club Program Agreement” means that certain Third Amended and Restated Consumer Credit Card Program Agreement, dated as of February 1, 1999, by and among Wal-Mart Stores, Inc., Sam’s West, Inc., Sam’s East, Inc. and Monogram.

“Sam’s Club Retailers” means Sam’s West, Inc., a Delaware corporation, Sam’s East, Inc., a Delaware corporation, and their respective successors and permitted assigns under the Sam’s Club Program Agreement.

“Securities Account” has the meaning assigned thereto in Section 8-501(a) of Article 8 of the UCC.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Intermediary” is defined in Section 8-102 of Article 8 of the UCC.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Securities Intermediary” is defined in Section 8-102 of Article 8 of the UCC.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Enhancement” means the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, interest rate cap agreement, cross support feature or other similar arrangement.  The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) any account or deposits therein or the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Maturity Date” means, with respect to any Series, the maturity date for such Series specified in the Indenture Supplement for such Series.

“Series Servicing Fee Percentage” is defined, as to any Series, in the related Indenture Supplement.

“Servicer” means Monogram, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a Successor Servicer pursuant to the Servicing Agreement.

“Servicer Default” is defined in Section 5.1 of the Servicing Agreement.

“Servicer Guaranty” means that certain Servicer Performance Guaranty dated as of June 27, 2003 by GE Capital, as servicer performance guarantor.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, by and among the Servicer, RFS Funding Trust and the Issuer (upon its accession in accordance with the terms thereof).

“Shared Principal Collections” means all amounts that any Indenture Supplement designates as “Shared Principal Collections.”

“Specified Retailer Receivables” means the Transferred Receivables arising in the Originator’s programs for Montgomery Ward.  Transferred Receivables arising in the Originator’s program for Montgomery Ward that have been transferred to the Originator’s program for Wal-Mart Retailers shall not be considered Specified Retailer Receivables.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Sub-Servicer” means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between the Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” means a successor to the initial Servicer as appointed under the Servicing Agreement.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder and (d) and with respect to a New Issuance, unless otherwise specified in the Indenture Supplement, the Notes of the new Series will be treated as debt.

“TIA” or the “Trust Indenture Act” means the Trust Indenture Act of 1939, as in force on the date of this Indenture unless otherwise specifically provided, provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” or “Trust Indenture

Act” means to the extent required by such an amendment, the Trust Indenture Act of 1939 as so amended.

“Transfer Date” means the Business Day preceding each Payment Date.

“Transfer Agreement” means the Transfer Agreement, dated as of September 25, 2003 between the Transferor and the Issuer.

“Transferor” means RFS Holding, L.L.C. or any additional transferor designated as a “Transferor” (a) prior to the RFS Funding Trust Termination Date, pursuant to the Trust Receivables Purchase Agreement or (b) thereafter pursuant to the Transfer Agreement.

“Transferor Interest” means the interest of the Transferor or its assigns in the Issuer and the Receivables, which entitles the Transferor or its assigns to receive the various amounts specified in the Related Documents to be paid or transferred to the holder(s) of the Transferor Interest.

“Transferor Percentage” means as to Finance Charge Collections, Charged-Off Receivables and Principal Collections, 100% less the sum of the applicable Allocation Percentages for all outstanding Series.

“Transferred Assets” is defined in Section 2.1 of the Transfer Agreement.

“Transferred Receivable” means a Receivable that has been transferred by Transferor to RFS Funding Trust under the Trust Receivables Purchase Agreement or the Issuer under the Transfer Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Account” means any Series Account, the Collection Account or Excess Funding Account.

“Trust Account Property” means the Trust Accounts, all amounts, Financial Assets, Investment Property and other investments or other property held from time to time in or credited to any Trust Account and all Proceeds of the foregoing.

“Trust Agreement” means the Trust Agreement relating to the Issuer, dated as of September 25, 2003 between the Transferor and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Early Amortization Event” is defined in Section 5.1.

“Trust Estate” means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to the Transfer Agreement, all monies, investment property, instruments and other property on deposit from time to time in a Trust Account and all other property of the Issuer from time to time, including any rights of the Trustee and the Issuer pursuant to the Related Documents.

“Trust Receivables Purchase Agreement” means the Receivables Purchase and Contribution Agreement dated as of June 27, 2003, between Transferor and RFS Funding Trust.

“Trustee” means The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Trustee under the Trust Agreement, its successors in interest and any successor Trustee under the Trust Agreement.

“Uncertificated Security” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Variable Interest” means any Note that is designated as a variable funding note in the related Indenture Supplement.

“Wal-Mart Program Agreement” means that certain Consumer Credit Card Program Agreement dated as of August 26, 1999, by and among Wal-Mart Stores, Inc. and Monogram.

“Wal-Mart Retailers” means ‘Retailer’ as such term is defined in the Wal-Mart Program Agreement.

SECTION 1.2.  Other Interpretive Matters.  All terms defined directly or by reference in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.  For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the Issuer’s fiscal calendar; (b) unless defined in this Indenture or the context otherwise requires, capitalized terms used in this Indenture which are defined in the UCC shall have the meaning given such term in the UCC; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Indenture (or the certificate or other document in which reference is made); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Indenture, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

SECTION 1.3.  Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following terms, where used in the TIA shall have the following meanings for the purposes hereof:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II
THE NOTES

SECTION 2.1.  Form.  With respect to any Series, the Notes related thereto, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form of an exhibit to the Indenture Supplement for such Series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture.

Except as otherwise specified in the related Indenture Supplement, the Notes of each Series shall be issuable only in registered form and only in minimum denominations of at least $1,000; provided, that the foregoing shall not restrict or prevent the registration or transfer in accordance with Section 2.4 of any Note having an Outstanding Principal Balance of other than an integral multiple of $1,000, or the issuance of a single Note of each Class with a denomination less than $1,000.

SECTION 2.2.  Execution, Authentication and Delivery.  (a)  Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by a Responsible Officer of the Trustee.

(b)  Notes bearing the manual or facsimile signature of individuals who were at the time of signature a Responsible Officer of the Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)  No Note shall be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(d)  From time to time when permitted hereunder, the Issuer shall execute and deliver Notes to the Indenture Trustee for authentication together with an Issuer Request to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Request.

SECTION 2.3.  Temporary Notes.  Pending the preparation of Definitive Notes, when permitted hereunder, the Issuer shall execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with this Indenture as the Issuer may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture and the applicable Indenture Supplement as if they were Definitive Notes.

SECTION 2.4.  Registration; Registration of Transfer and Exchange.  (a)  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Issuer hereby appoints the Indenture Trustee as registrar (in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and the Indenture Trustee hereby accepts such appointment.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it cannot make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register.  The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof and to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b)  Subject to Section 2.4(a), upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class in any authorized denominations of a like aggregate principal amount.  At the option of a Noteholder, its Notes may be exchanged for other new Notes of the same Series or Class in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive.  The Indenture Trustee shall make a notation on any such new Note of the amount of principal, if any, that has been paid on such Note.

(c)  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture and the related Indenture Supplement as the Notes surrendered upon such registration of transfer or exchange.

(d)  Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act.

(e)  By acquiring a Note, each purchaser and transferee shall be deemed to represent and warrant that either (i) it is not acquiring the Note with the plan assets of a Benefit Plan or (ii) the acquisition and holding of the Note will not give rise to a non-

exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law).

(f)  The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the Indenture Supplement related to such Note.

(g)  No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.5.

(h)  If and so long as any Series of Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Issuer shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city.  Any reference in this Indenture to Note Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires.  The Indenture Trustee will enter into any appropriate agency agreement with any co-transfer agent and co-registrar not a party to this Indenture, which will implement the provisions of this Indenture that relate to such agent.

SECTION 2.5.  Mutilated, Destroyed, Lost or Stolen Notes.  (a)  If:  (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by the Indenture Trustee and the Issuer to hold the Indenture Trustee and the Issuer, respectively, harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, and provided, that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class, Series and principal amount and bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note (or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered (or payment made) or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b)  Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee shall require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(c)  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class and Series duly issued hereunder.

(d)  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payment on such Note pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7.  Payment of Principal and Interest; Defaulted Interest.  (a)   Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date unless otherwise specified in the applicable Indenture Supplement.  However, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the above, the final installment of principal payable with respect to such Note (and except for the Redemption Price for any Note called for redemption pursuant to Section 2.17) shall be payable as provided in clause (b)(ii). The funds represented by any such checks returned undelivered shall be held in accordance with Section 6.16.

(b)  (i)                          The principal of each Note shall be payable in installments on each applicable Payment Date in an amount set forth in the related Indenture Supplement, for such Payment Date.

(ii)  Notwithstanding the foregoing, the entire Outstanding Principal Balance of any affected Series shall be due and payable on: (A) the date on which an Event of Default described in paragraph (a), (b) or (c) of Section 5.2 shall have occurred and be continuing with respect to such Series if the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of such Series have declared the Notes to be immediately due and payable in the manner provided in Section 5.3, (B) the date on which an Event of Default described in paragraph (d) of Section 5.2 shall have occurred and be continuing and (C) if the Notes in any Series remain Outstanding, the Series Maturity Date for such Series.

(iii)  The Issuer shall notify the Indenture Trustee, and the Indenture Trustee shall subsequently notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date, of the date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than the fifth day of the calendar month for such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c)  All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be made without any requirement of presentment but each Noteholder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office against payment of the final installment of principal of such Note.

SECTION 2.8.  New Issuances.

(a)  Pursuant to one or more Indenture Supplements, the Issuer may issue one or more new Series of Notes (a “New Issuance”).  The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Indenture Supplement except, with respect to any Series or Class, as provided in the Indenture Supplement related to such Series.  Interest on and principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series.

(b)  On or before the Closing Date relating to any New Issuance, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of the new Series to be issued.  The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series.  The obligation of the Issuer to execute the Notes of any Series and of the Indenture Trustee to authenticate such Notes (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

(i)  on or before the fifth Business Day immediately preceding the applicable Closing Date (unless a shorter period shall be acceptable to the Indenture Trustee and each applicable Rating Agency), the Issuer shall have given the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such New Issuance and the Closing Date; provided, however, no such notice shall be required with respect to a New Issuance on the Initial Closing Date;

(ii)  the Issuer shall have delivered to the Indenture Trustee any related Indenture Supplement, in form satisfactory to the Issuer and the Indenture Trustee, executed by each party hereto;

(iii)  the Issuer shall have delivered to the Indenture Trustee any Series Enhancement Agreement to be entered into in connection with such New Issuance executed by the Series Enhancer;

(iv)  the Rating Agency Condition shall have been satisfied with respect to such issuance;

(v)  such New Issuance will not have an Adverse Effect as of the applicable Closing Date (after giving effect to such New Issuance) and the Transferor shall have delivered an Officer’s Certificate to the effect that based upon the facts known to the officer, the New Issuance will not have an Adverse Effect as of the applicable Closing Date (after giving effect to such New Issuance);

(vi)  the Free Equity Amount shall not be less than the Minimum Free Equity Amount as of the applicable Closing Date after giving effect to such New Issuance;

(vii)  the Note Trust Principal Balance shall not be less than the Required Principal Balance as of the applicable Closing Date after giving effect to such New Issuance; and

(viii)  the Issuer shall have delivered to the Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Closing Date with respect to such issuance.

(c)  Upon satisfaction of the above conditions, pursuant to Section 2.2, the Issuer, shall execute and the Indenture Trustee shall, upon receipt of an Issuer Request, authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement.

SECTION 2.9.  Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section except as expressly permitted by this Indenture.  All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.10.  Book-Entry Notes.  Unless otherwise provided in any related Indenture Supplement, the Notes of each Series and Class, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement which shall be the Clearing Agency or its custodian, by or on behalf of the Issuer.  The Notes of each Series and Class shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency for such Book-Entry Notes and shall be delivered to the Indenture Trustee or, pursuant to such Clearing Agency’s instructions held by the Indenture Trustee’s agent as custodian for the Clearing Agency.

Unless and until definitive fully registered Notes (the “Definitive Notes”) are issued under the circumstances described in Section 2.12 or any applicable Indenture Supplement, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner’s interest in such Note.  Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.12 or any applicable Indenture Supplement:

(i)  the provisions of this Section shall be in full force and effect with respect to each such Series;

(ii)  the Issuer, the Note Registrar and the Indenture Trustee, and their officers, directors, employees and agents may deal with the Clearing Agency for all purposes (including the payment of principal of and interest on the Notes of each such Series) as the authorized representative of the respective Note Owners;

(iii)  to the extent that this Section conflicts with any other provisions of this Indenture, this Section shall control with respect to each such Series;

(iv)  the rights of the respective Note Owners of each such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such respective Note Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Note Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the related Notes to such Clearing Agency Participants; and

(v)  whenever this Indenture or any applicable Indenture Supplement requires or permits actions to be taken based upon instructions, directions, or the consent of Noteholders evidencing a specified percentage of the Outstanding Principal Balance of the Notes or of a particular Series or Class of Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes, Series or Class, as applicable, and has delivered such instructions to the Indenture Trustee.

SECTION 2.11.  Notices to Clearing Agency.  Whenever a notice or other communication to any Noteholder is required under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners, the Indenture Trustee shall give all such notices and communications to the Clearing Agency.

SECTION 2.12.  Definitive Notes.  (a)  If: (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Note Depository Agreement with respect to the Notes of a given Series, and the Issuer is unable to locate a qualified successor, (ii) circumstances change so that the book-entry system through the Clearing Agency is less advantageous due to economic or administrative burden or if the use of the book-entry system becomes unlawful with respect to such Series and the Issuer notifies the Indenture Trustee in writing that because of such changes in circumstances it is terminating such book-entry system through the Clearing Agency with respect to such Series or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Principal Balance of the Notes (or such other percentage as specified in the related Indenture Supplement) of such Series advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners of such Series, then the Clearing Agency has undertaken to notify all Note Owners of such Series and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes of such Series representing the Book-Entry Notes by the Clearing Agency, accompanied by registration and transfer instructions from the Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate, the Definitive Notes of such Series in accordance with the instructions of the Clearing Agency and shall recognize registered holders of such Definitive Notes as Noteholders under this Indenture.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the Clearing Agency with respect to such Series shall be deemed to be imposed upon and performed by the Issuer, to the extent applicable with respect to such Definitive Notes, and the Issuer shall recognize the holders of the relevant Definitive Notes of such Series as Noteholders hereunder.

(b)  Definitive Notes will not be eligible for clearing or settlement through the Clearing Agency.

SECTION 2.13.  Treasury Notes.  In determining whether the Noteholders of the required Outstanding Principal Balance of Notes of a given Series have concurred in any direction, waiver or consent, any such Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture

Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

SECTION 2.14.  CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall indicate the “CUSIP” numbers of the Notes in notices of redemption and related materials as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

SECTION 2.15.  Perfection Representations and Warranties.  The parties hereto agree that the representations, warranties and covenants set forth in Schedule 1 shall be a part of this Indenture for all purposes.

SECTION 2.16.  Notes to Constitute Indebtedness.  The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Notes will constitute indebtedness.  Further, each party hereto and each Noteholder (by accepting and holding a Note) hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Notes as indebtedness for tax purposes.  All successors and assignees of the parties hereto shall be bound by the provisions hereof.

SECTION 2.17.  Redemption.  If so specified in the applicable Indenture Supplement, the Notes of each Series shall be subject to redemption in connection with exercise by the Transferor of its rights under Section 10.1 of the Trust Agreement relating to the Collateral Amount for that Series.  The terms of any such redemption shall be specified in the applicable Indenture Supplements.

ARTICLE III
COVENANTS

SECTION 3.1.  Payment of Principal and Interest.  (a)  The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, as specified in the Indenture Supplement related to such Notes.

(b)  The Noteholders of any Series as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date with respect to such Series as specified in the related Indenture Supplement.  All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

SECTION 3.2.  Maintenance of Office or Agency.  The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes.  The Issuer will not change the location of such offices or its jurisdiction of organization, as defined in the UCC, without giving the Indenture Trustee at least 30 days prior written notice thereof.

SECTION 3.3.  Paying Agent’s Obligations.  The Issuer will cause each Paying Agent to comply with the obligations of the Paying Agent set forth in Section 6.16.

SECTION 3.4.  Existence.  (a)  The Issuer will keep in full effect its existence, rights and franchises as a Delaware statutory trust.

(b)  The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, and (ii) all requisite and appropriate organizational and other formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

SECTION 3.5.  Protection of the Collateral; Further Assurances.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable to:

(a)  more effectively make a Grant over all or any portion of the Collateral;

(b)  maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and perfect the Lien contemplated hereby in favor of the Indenture Trustee;

(d)  enforce or cause the Servicer to enforce any of the Collateral; or

(e)  preserve and defend against the claims of all Persons and parties, (i) title to the Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and the interests in the property included in the Collateral and (ii) the rights of the Indenture Trustee and the Noteholders with respect to such Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and interests with respect to the property included in the Collateral.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact to file and/or execute any financing statement, continuation statement, writing of further assurance or other writing required to be executed and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate the Indenture Trustee to file or execute any financing statement or continuation statement or to take any other action hereunder.

SECTION 3.6.  Opinions as to the Collateral.  (a)  On the Closing Date relating to the first Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect and make effective such Lien.

(b)  On or before March 31 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as is necessary to maintain the Lien of this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Indenture Supplements, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until March 31 in the following calendar year.

SECTION 3.7.  Performance of Obligations; Servicing of Transferred Receivables.  (a)  The Issuer will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any applicable Indenture Supplement, the Transfer Agreement, the Servicing Agreement or such other instrument or agreement.

(b)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any applicable Indenture Supplement, the other Related Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by this Indenture, any applicable Indenture Supplement, the Transfer Agreement, and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(c)  The Issuer hereby covenants and agrees that it will enforce the obligations of the Transferor under the Transfer Agreement.

(d)  The Issuer hereby covenants and agrees that it will enforce the obligations of the Servicer under the Servicing Agreement and if a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transferred Receivables, the Issuer shall take all reasonable actions available to it to remedy such failure; provided, however, that any Servicer Default other than a Servicer Default arising under Section 5.1(a) of the Servicing Agreement may be waived by the Issuer upon consent of the Noteholders of not less than 66 2/3% of the Outstanding Principal Balance for the Notes for all Series to which the Servicer Default relates.

(e)  The Issuer hereby covenants and agrees that it shall deliver a notice to the Servicer of any Servicer Default if directed to do so by the Indenture Trustee or by the Noteholders of not less than 25% of the Outstanding Principal Balance of the Notes for all Series; provided, however, with respect to any Servicer Default that does not relate to all Series, the Issuer shall deliver a notice to the Servicer of such Servicer Default if directed to do so by the Noteholders of 25% of the Outstanding Principal Balance of the Notes for all Series to which the Servicer Defaults relates; provided, however, that if the Servicer breaches its covenants in Section 2.6 of the Servicing Agreement, upon discovery by the Issuer, the Issuer shall provide prompt written notice of such breach to the Servicer in accordance with Section 2.6 of the Servicing Agreement.  The Issuer hereby covenants and agrees that it shall: (i) upon the occurrence of a Servicer Default set forth in Section 5.1(e) of the Servicing Agreement, promptly exercise its rights to terminate the Servicer pursuant to Section 5.1 of the Servicing Agreement and (ii) prior to exercising its rights to terminate the Servicer pursuant to Section 5.1 of the Servicing Agreement due to the occurrence of a Servicer Default set forth in Sections 5.1(a), (b), (c) or (d) of the Servicing Agreement, obtain the consent of the Noteholders representing a majority of the Outstanding Principal Balance of each affected Series of Notes.  Within thirty (30) days after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 5.1 of the Servicing Agreement, the Issuer shall appoint a Successor Servicer, such appointment to be reflected by a written assumption in a form acceptable to the Indenture Trustee.  In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer, subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Indenture Trustee shall not be liable for any actions of any Servicer prior to the Indenture Trustee’s appointment as Successor Servicer.  Notwithstanding the preceding sentence, the Indenture Trustee shall, if it is legally unable to so act or if the majority of Noteholders so request in writing to the Indenture Trustee, appoint, or petition a court of competent jurisdiction to appoint, any servicing institution established in servicing trade receivables substantially similar to the Transferred Receivables as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a Successor Servicer enters into a servicing agreement with the Issuer as provided below.  Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement.  Any Successor Servicer other than the Indenture Trustee shall: (i) be an established financial institution having a net worth of not less than $500,000,000 and whose regular business includes the servicing of receivables and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement applicable to the Servicer.  If within 30 days after the delivery of the notice of termination of the Servicer’s right and powers referred to above, the

Issuer shall not have obtained such a Successor Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer.  In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 6.2 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Transferred Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee).  If the Indenture Trustee shall succeed to the previous Servicer’s duties as servicer of the Transferred Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI shall be inapplicable to the Indenture Trustee in its duties as the Successor Servicer and the servicing of the Transferred Receivables.  In case the Indenture Trustee shall become the Successor Servicer under the Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates; provided, that it shall be fully liable for the actions and omissions of such Affiliate in its capacity as Successor Servicer.

(f)  Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee.  As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)  The Issuer shall provide to the Indenture Trustee or its respective designees access to the documentation regarding the Accounts and the Transferred Receivables in such cases where the Indenture Trustee or such designee is required in connection with the enforcement of the rights of the Indenture Trustee, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Issuer’s normal security and confidentiality procedures and (iv) at offices designated by the Issuer.  Nothing in this section shall derogate from the obligation of any Person to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Issuer to provide access as provided in this section as a result of such obligation shall not constitute a breach of this Section.

(h)  Upon a merger or consolidation of the Servicer or an Originator, the Issuer shall provide prompt written notice to the Rating Agencies.

(i)  The Issuer shall promptly deliver to the Rating Agencies the reports furnished to the Issuer pursuant to Section 2.9 of the Servicing Agreement unless such delivery would be prohibited by the terms of any agreement between the Servicer and the accounting firm preparing such report.

SECTION 3.8.  Taxes.  The Issuer shall contest or pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Collateral.

SECTION 3.9.  Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2003), an Officers’ Certificate, substantially in the form of Exhibit A, stating that:

(i)  a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers’ supervision; and

(ii)  to the best of such Authorized Officers’ knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

SECTION 3.10.  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)  sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, except as expressly permitted by this Indenture and any Indenture Supplement, Trust Receivables Purchase Agreement or Transfer Agreement;

(b)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(c)  engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of, the Transferred Receivables and the interests in the property constituting the Collateral, the issuance of the Notes, and the specific transactions contemplated by the Issuer’s limited liability company agreement and the Related Documents and activities incidental thereto;

(d)  issue, incur, assume, or allow to remain outstanding any indebtedness, or guaranty any indebtedness or otherwise become liable, directly or indirectly for any indebtedness of any Person, other than the Notes, except as contemplated by this Indenture and the other Related Documents;

(e)  seek dissolution or liquidation or wind up its affairs in whole or in part, or reorganize its business or affairs;

(f)  (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the

Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any tax lien, mechanics’ lien or other lien not considered a Lien) “security interest” (as such term is defined in Section 1-201 of Article 1 of the UCC) in the Collateral;

(g)  make any loan or advance to any Affiliate of the Issuer or to any other Person;

(h)  make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

(i)  directly or indirectly: (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or from the Collection Account, in each case, except in accordance with this Indenture and the Related Documents;

(j)  consolidate or merge with or into any other Person or convey or transfer any of its properties or assets, including those included in the Collateral, to any Person unless:

(i)  such Person shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State,

(ii)  such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,

(iii)  immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iv)  the Rating Agency Condition shall have been satisfied with respect to such transaction;

(v)  the Issuer shall have received a Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

(vi)  such Person is not subject to regulation under the Investment Company Act;

(vii)  in the case of a sale of the Issuer’s business, such Person expressly agrees by an indenture supplement hereto that (A) all right, title and interest so conveyed by the Issuer will be subject and subordinate to the rights of the Noteholders, (B) such Person will mail all filings with the Commission required by the Securities Exchange Act in connection with the Notes and (c) such Person expressly agrees to indemnify the Indenture Trustee for any loss, liability or expense arising under the Indenture and the Notes;

(viii)  any action that is necessary to maintain the Lien created by this Indenture and the priority thereof shall have been taken;

(ix)  the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing, if any, required by the Securities Exchange Act) and the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable;

(k)  amend the Transfer Agreement or the Servicing Agreement or consent to any amendment of the Trust Receivables Purchase Agreement unless (i) the amendment (A) is being entered into to cure any ambiguity or correct or supplement any provision of or to add or change any provisions concerning matters or questions raised under the Transfer Agreement, Servicing Agreement or Trust Receivables Purchase Agreement and does not materially adversely affect the interest of the Noteholders; (B) the Rating Agency Condition is satisfied and (C) the Transferor has delivered an Officer’s Certificate to the Issuer certifying the amendment will not cause an Adverse Effect, (ii) the Rating Agency Condition is satisfied and the amendment is being entered into to add, modify or eliminate provisions necessary or advisable in order to enable (A) a FASIT election to be made with respect to all or part of RFS Funding Trust or the Issuer, (B) so long as a FASIT Election is in effect, all or part of RFS Funding Trust or the Issuer to qualify as a FASIT under the code, (C) the termination of a FASIT election with respect to all or part of RFS Funding Trust or the Issuer or (D) the Issuer to avoid the imposition of state or local income or franchise taxes on the Issuer’s property or its income or (iii) the Issuer obtains the consent of Noteholders representing more than 66 2/3% of Outstanding Principal Balance of each Series affected by the amendment for which the Transferor has not delivered an Officers’ Certificate required under clause (i).  Notwithstanding the foregoing, the Issuer will not enter into any amendment of the Transfer Agreement, the Servicing Agreement or consent to any amendment of the Trust Receivables Purchase Agreement if the amendment reduces (i) the amount of, or delays the timing of (A) distributions to the Noteholders of any Series or (B) the amount available under any Series Enhancement; provided, however, changes in Early Amortization Events or Events of Default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions or deposits of amounts to be distributed or the amount available under any Enhancement Agreement, in each case without the consent of each affected Noteholder, (ii) changes the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduces the percentage of the Outstanding Principal Balance of the Notes required to consent to any amendment, without the consent of each affected Noteholder or (iv) adversely affects the ratings of any Series or Class by each Rating

Agency without the consent of the Noteholders representing more than 66 2/3% of the Outstanding Principal Balance of each affected Series or Class; and

(l)  consent to any reduction in periodic finance charge assessed on any Transferred Receivable under the Transfer Agreement without the consent of the Noteholders representing more than a majority of the Outstanding Principal Balance of each affected Series of Notes if such reduction would cause the Issuer to fail to make required payments under this Indenture on any Payment Date.

SECTION 3.11.  Successor or Transferee.  (a)  Upon any consolidation or merger of the Issuer in accordance with Section 3.10(j), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of and have every obligation of, the Issuer under this Indenture with the same effect as if such Person had been named as the original Issuer.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(j), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

SECTION 3.12.  Notice of Early Amortization Event and Events of Default.  (a)  The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Early Amortization Event and Event of Default hereunder and each Servicer Default (and, in the case of a Servicer Default, shall specify in such notice the action, if any, the Issuer is taking with respect to such Servicer Default).

(b)  The Issuer shall deliver to the Indenture Trustee, within five days after the Issuer obtains actual knowledge thereof, written notice in the form of an Officers’ Certificate of any event that, with the giving of notice or the lapse of time or both, would become an Early Amortization Event or an Event of Default under Article V, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.13.  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the provisions of this Indenture.

ARTICLE IV
SATISFACTION AND DISCHARGE

SECTION 4.1.  Satisfaction and Discharge of Indenture.  (a)  This Indenture shall cease to be of further effect except as to: (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Section 3.2, (v) the rights, obligations and immunities of the Indenture Trustee hereunder

(including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)  either:

(1)  all Notes theretofore authenticated and delivered (other than: (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment funds have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.16) have been delivered to the Indenture Trustee for cancellation; or

(2)  all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(i)  have become due and payable,

(ii)  will become due and payable on the Series Maturity Date therefor within one year, or

(iii)  are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee on behalf, and at the expense, of the Issuer;

and the Issuer, in the case of clause (2)(i), (ii) or (iii), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Series Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

(B)  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(C)  the Issuer has delivered to the Indenture Trustee an Officers’ Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 10.1(a) and, subject to Section 10.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

At such time, the Indenture Trustee shall deliver to the Issuer or, upon an Issuer Order, its assignee, all cash, securities and other property held by it as part of the Collateral other than funds deposited with the Indenture Trustee pursuant to Section 4.1(a)(A)(2), for the payment and discharge of the Notes.

(b)  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.7, and if funds shall have been deposited with the Indenture Trustee pursuant to Section 4.1(a)(A)(2), the obligations of the Indenture Trustee under Sections 4.2 and 6.7 (in its capacity as Paying Agent) shall survive.

SECTION 4.2.  Application of Trust Funds.  All funds deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such funds have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such funds need not be segregated from other funds except to the extent required herein or as required by law.

ARTICLE V
TRUST EARLY AMORTIZATION EVENTS, EVENTS OF DEFAULTS AND REMEDIES

SECTION 5.1.  Trust Early Amortization Events.  If any one of the following events (each, a “Trust Early Amortization Event”) shall occur:

(a)  the occurrence of an Insolvency Event relating to Originator or Transferor;

(b)  Originator shall become unable for any reason to transfer Receivables to Transferor pursuant to the Bank Receivables Sale Agreement or Transferor shall become unable for any reason to transfer Receivables (i) prior to the RFS Funding Trust Termination Date, to RFS Funding Trust pursuant to the Trust Receivables Purchase Agreement or (ii) thereafter to the Issuer pursuant to the Transfer Agreement; or

(c)  RFS Funding Trust or the Issuer shall become subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act;

then an Early Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

Upon the occurrence of an Early Amortization Event, payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

SECTION 5.2.  Events of Default.  “Event of Default,” wherever used herein, means, with respect to any Series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of thirty-five days;

(b)  default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable on its Series Maturity Date;

(c)  default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of such Series (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with) (all such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Principal Balance of the Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty-day period;

(d)  the occurrence of an Insolvency Event relating to the Issuer; or

(e)  any additional events specified in the Indenture Supplement related to such Series.

SECTION 5.3.  Acceleration of Maturity and Annulment; Remedies.  (a)  If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.3(b) or (c), the Indenture Trustee may do one or more of the following:

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)  take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Series;

(iii)  cause the Receivables Trust to sell randomly selected Principal Receivables (or interests therein) in an amount equal to the Collateral Amount of the accelerated Series and the related Finance Charge Receivables in accordance with Section 5.16;

provided, however, that the Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A) (1) the Noteholders representing 100% of the Outstanding Principal Balance of the Notes of the affected Series consent in writing thereto, (2) the Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and is directed to exercise this remedy by Noteholders representing more than a majority of the Outstanding Principal Balance of the Notes of such Series, or (3) the Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders representing at least 66 2/3% of the Outstanding Principal Balance of the Notes of each Class of such Series and (B) the Indenture Trustee has been provided with an Opinion of Counsel to the effect that the exercise of such remedy complies with applicable federal and state securities laws.  In determining such sufficiency or insufficiency with respect to clauses (A)(2) and (A)(3), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b)  If an Event of Default described in paragraph (a), (b) or (c) of Section 5.2 should occur and be continuing with respect to a Series, then the Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the Outstanding Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable;

(c)  If an Event of Default described in paragraph (d) of Section 5.2 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become due and payable.

(d)  At any time after a declaration of acceleration of maturity of an affected Series has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing not less than a majority of the Outstanding Principal Balance of such Series, by written notice to the Issuer and the Indenture Trustee may rescind and annul such declaration and its consequences if:

(i)  the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)  all payments of principal of and interest on all Notes of such Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due to the Indenture Trustee pursuant to Section 6.7; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(e)  If the Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to this Section 5.3 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:                                                  to the Indenture Trustee for amounts due pursuant to Section 6.7; and

SECOND:                                   unless otherwise specified in the related Indenture Supplement, for application and payment in accordance with the related Indenture Supplement with such amounts being deemed to be Principal Collections and Finance Charge Collections in the same proportion as (x) the Outstanding Principal Balance of the Notes bears to (y) the sum of the accrued and unpaid interest on the Notes and other fees and expenses payable in connection therewith under the applicable Indenture Supplement, including the amounts payable under any Series Enhancements with respect to such Series.

(f)  The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section.  At least fifteen days before such record date, the Indenture Trustee shall mail or send by facsimile, at the expense of the Issuer, to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

(g)  In addition to the application of money or property referred to in Section 5.5(b) for an accelerated Series, amounts then held in the Collection Account, Excess Funding Account or any Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Noteholders of such Series and the Series Enhancement Provider for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series.  Following the sale of any Principal Receivables and related Finance Charge Receivables pursuant to Section 5.3(a)(iii) (or interests therein) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture.

(h)  The Indenture Trustee and each Noteholder by its acceptance of a Note covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law unless Noteholders of not less than 66 2/3% of the Outstanding Principal Amount of each Class of each Series has approved such filing and it will not directly or indirectly institute or cause to be institute against RFS Funding Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in anyway limit the Noteholder’s rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

(i)  The remedies provided in this Section are the exclusive remedies provided to the Noteholders with respect to the Collateral and each of the Noteholders (by their acceptance of their respective interests in the Notes) or the Indenture Trustee hereby expressly waive any other remedy that might have been available under the applicable UCC.

SECTION 5.4.  Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a)  In case (i) there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or (ii) a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other Person, or (iii) of any other comparable judicial Proceedings relative to the Issuer, or to the creditors or property of the Issuer, then the Indenture Trustee (irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Section), shall be entitled and empowered to, and at the written direction of the requisite Noteholders pursuant to Section 5.10 shall, by intervention in such Proceedings or otherwise:

(A)  file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor the Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith, and all other amounts due to the Indenture Trustee pursuant to Section 6.7) and of the Noteholders of such Series allowed in such Proceedings;

(B)  unless prohibited by applicable law or regulations, vote on behalf of the Noteholders of such Series in any election of a trustee, a standby trustee or any Person performing similar functions in any such Proceedings;

(C)  collect and receive any amounts or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

(D)  file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders of such Series allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, assignee, custodian, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith, and all other amounts due to the Indenture Trustee pursuant to Section 6.7.

(b)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(c)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders of the affected Series as provided herein.

(d)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings to which the Indenture Trustee is a party involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

SECTION 5.5.  Limitation of Suits.  No Noteholder shall have any right to institute any Proceeding, with respect to this Indenture or any Indenture Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(i)  such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Noteholder(s) of not less than 25% of the Outstanding Principal Balance of the Notes of each affected Series have made written request to the Indenture Trustee to institute such Proceeding in its own name as the Indenture Trustee hereunder;

(iii)  such Noteholder or Noteholders has offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute such Proceeding; and

(v)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of more than a majority of the Outstanding Principal Balance of the Notes of such Series;

it being understood and intended that no one or more Noteholder(s) of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder of such Series or to obtain or to seek to obtain priority or preference over any other Noteholder(s) of such Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the other Noteholders of the same Series.  Nothing in this Section shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of an Indenture Trustee pursuant to Section 6.8.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of an affected Series, each representing less than a majority of the Outstanding Principal Balance of the Notes of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.6.  Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.7.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.8.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.5(d), no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.9.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.10.  Control by Noteholders.  Upon the occurrence and continuation of an Event of Default, except as otherwise expressly provided in this Indenture or any Indenture Supplement, the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of any affected Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to such Series; provided, that such direction shall not be in conflict with any rule of law or with this Indenture; provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might subject it to liability for which it is not indemnified to its satisfaction or might materially adversely affect the rights of any Noteholder(s) of an affected Series not consenting to such action.  The Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

SECTION 5.11.  Waiver of Past Defaults.  Prior to the acceleration of the maturity of any Series of Notes pursuant to Section 5.3, and subject to Section 5.3(b), the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of the affected Series (or with respect to any Series with two or more Classes, each Class) may waive any past Event of Default and its consequences except an Event of Default: (a) in payment of principal of or interest on any of the Notes of such Series or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder of such Series. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders of the affected Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

SECTION 5.12.  Undertaking for Costs.  All parties to this Indenture agree (and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to: (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder(s) holding in the aggregate more than 10% of the Outstanding Principal Balance of the Notes of the affected Series or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Notes and the related Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

SECTION 5.13.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.14.  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral.  Any funds or other property collected by the Indenture Trustee shall be applied in accordance with the applicable Indenture Supplement.

SECTION 5.15.  Performance and Enforcement of Certain Obligations.  Promptly following a request from the Indenture Trustee to do so and at the Issuer’s expense, the Issuer shall take all such lawful action to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement or by the Transferor of its obligations to the Issuer under or in connection with the Transfer Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Servicing Agreement (or under or in connection with the Transfer Agreement), in each case to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer or the Transferor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer or the Transferor of each of their obligations under the Servicing Agreement or the Transfer Agreement.

SECTION 5.16.  Sale of Collateral.  (a)   The power to effect any sale of any portion of the Collateral described pursuant to Section 5.3 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until Collateral in an amount up to the Collateral Amount of the affected Series shall have been sold or all amounts due to the Noteholders of the affected Series under this Indenture and the applicable Indenture Supplement have been paid in full.  The Indenture Trustee may from time to time, upon directions in accordance with Section 5.10, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of Collateral, the Indenture Trustee shall have provided each Noteholder of the affected Series with notice of such sale at least two weeks in advance of such sale, which notice shall specify the date, time and location of such sale.

(b)  To the extent permitted by applicable law, the Indenture Trustee shall not sell Collateral, or any portion thereof, to a third party in any private sale unless,

(i)  the Noteholders of not less than 66 2/3% of the then Outstanding Principal Balance of the Notes of the affected Series consent to or direct the Indenture Trustee in writing to make such sale; or

(ii)  the proceeds of such sale would be not less than the sum of all amounts due to the Noteholders of the affected Series under this Indenture and the Indenture Supplement related to such Series.

The foregoing provisions shall not preclude or limit the ability of the Indenture Trustee to purchase all or any portion of the Collateral at a private sale.

(c)  In connection with a sale of all or any portion of the Collateral:

(i)  any one or more Noteholders (other than the Transferor and its Affiliates) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder of the affected Series may, in paying the purchase price therefor, deliver in lieu of cash any

Outstanding Notes of such Series or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes of the affected Series, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders of such Series after being appropriately stamped to show such partial payment;

(ii)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iii)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring, without representation, warranty or recourse, any portion of the Collateral in connection with a sale thereof; and

(iv)  no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(d)  The method, manner, time, place and terms of any sale of all or any portion of the Collateral shall be commercially reasonable.

(e)  The provisions of this Section shall not be construed to restrict the ability of the Indenture Trustee to exercise any rights and powers against the Issuer or all or a portion of the Collateral that are vested in the Indenture Trustee by this Indenture, including the power of the Indenture Trustee to proceed against the Collateral subject to the Lien of this Indenture and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

(f)  The purchase price received by the Indenture Trustee in respect of any sale made in accordance with this Section shall be deemed conclusive and binding on the parties hereto and the Noteholders and the proceeds of such sale shall be applied in accordance with Section 8.4.

SECTION 5.17.  Aggregate Reassignment Amount.  The sum of the Reassignment Amounts for each Outstanding Series (as specified in the applicable Indenture Supplement) is hereby specified as a portion of the minimum Aggregate Reassignment Amount as defined in the Bank Receivables Purchase Agreement, the Trust Receivables Purchase Agreement and the Transfer Agreement.

ARTICLE VI
THE INDENTURE TRUSTEE AND THE PAYING AGENT

SECTION 6.1.  Duties of the Indenture Trustee.  (a)   If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this

Indenture and use the same degree of care and skill in their exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default actually known to a Responsible Officer of the Indenture Trustee:

(i)  the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)  in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that are specifically required to be furnished to the Indenture Trustee pursuant to any provision of this Indenture or any Indenture Supplement, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the applicable Indenture Supplement.

(c)  If an Event of Default has occurred and is continuing and a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Event of Default, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(d)  The Indenture Trustee shall notify each Rating Agency (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer of the Indenture Trustee has actual knowledge, and (ii) promptly after the occurrence thereof, of any Event of Default or Early Amortization Event of which a Responsible Officer of the Indenture Trustee has actual knowledge.

(e)  No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)  this clause (e) does not limit the effect of clauses (b), (c) or (d) of this Section;

(ii)  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture;

(iv)  the Indenture Trustee shall not be charged with knowledge of an Event of Default, Early Amortization Event or Servicer Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer or Note Owners beneficially owning Notes of the affected Series or all Series, as applicable, aggregating not less than 10% of the Outstanding Principal Balance of the Notes of the affected Series or all Series, as applicable; and

(v)  the Indenture Trustee shall have no duty to monitor the performance of the Issuer or its agents, nor shall it have any liability in connection with malfeasance or nonfeasance by the Issuer.  The Indenture Trustee shall have no liability in connection with compliance of the Issuer or its agents with statutory or regulatory requirements related to the Transferred Receivables. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Transferred Receivables or the validity or sufficiency of any assignment of the Receivables to the Collateral or the Indenture Trustee.

(f)  The Indenture Trustee shall not be liable for interest on any amounts received by it, except as the Indenture Trustee may agree in writing with the Issuer.

(g)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(h)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to this Section and the TIA.

(i)  The Indenture Trustee:

(i)  shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System;

(ii)  shall, to the extent that any of the Trust Accounts is a Securities Account, comply with all of the obligations of a Securities Intermediary under Article 8 of the UCC with respect thereto;

(iii)  agrees that each item of property including cash received by it for deposit in or credit to a Trust Account, and each investment made by it pursuant to Section 8.5 shall constitute and be treated by it as a Financial Asset; and

(iv)  shall not, except with respect to the Indenture Trustee as provided herein, consent to or permit anyone to have “control” (as such term is defined in Section 8-106 of Article 8 of the UCC and Section 9-401 of Article 9 of the UCC) of any of the Trust Accounts.

SECTION 6.2.  Rights of the Indenture Trustee.  (a)  Subject to the provisions of Section 6.1:

(i)  the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  any request or direction or action of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(iii)  whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(iv)  the Indenture Trustee may consult with counsel as to legal matters and the advice or opinion of any such counsel selected by the Indenture Trustee with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v)  the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, if:  (A) the Indenture Trustee is advised by counsel that the action its directed to take is in conflict with applicable laws or the Indenture, (B) the Indenture Trustee determines in good faith that the requested actions would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to Noteholders not making the request or direction or (C) the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be missed by it in complying with that request.

(vi)  the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness, or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(vii)  the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents,

attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(viii)  the Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(ix)  the Indenture Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer;

(x)  the permissive rights of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its gross negligence or willful default;

(xi)  in the event that the Indenture Trustee is also acting as Paying Agent or Note Registrar hereunder, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent or Note Registrar; and

(xii)  the Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Issuer and any Person with respect thereto, or the perfection of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(b)  The recitals contained in the Agreement and in the Notes, except the Indenture Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of the Agreement or the Notes, except to the extent provided by the Indenture Trustee’s certificate of authentication on the Notes.  The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Notes.

SECTION 6.3.  Individual Rights of the Indenture Trustee.  The Indenture Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner of Notes or otherwise extend credit to the Issuer.  The Indenture Trustee may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.13.

SECTION 6.4.  Funds Held in Trust.  Funds and investments and other property held by the Indenture Trustee or Paying Agent shall be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by law.

SECTION 6.5.  Notice of Early Amortization Events or Events or Defaults.  If any Early Amortization Event or Event of Default occurs and is continuing and is known to a Responsible

Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Rating Agencies and the affected Noteholders or all Noteholders, as applicable, notice of such Early Amortization Event or Event of Default within thirty days after it occurs or within ten Business Days after it receives notice or obtains actual notice, if later.  Except in the case of an Early Amortization Event or an Event of Default relating to the failure to pay principal or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6.  Reports by Indenture Trustee to the Noteholders.  The Issuer shall deliver, or cause the Servicer to deliver, to each Noteholder such information as may be required to enable such Noteholder to prepare its Federal, State and other income tax returns. To the extent required in the Indenture Supplement for any Series, on or before the date prescribed by applicable law, the Indenture Trustee shall mail to each Noteholder of a Note in such Series a brief report as of such date that complies with TIA § 313(a) (if required by said section).

SECTION 6.7.  Compensation and Indemnity.  The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services hereunder as the Issuer and the Indenture Trustee may agree in writing (which compensation shall not be limited by any law on compensation of a trustee of an express trust).  The Issuer shall reimburse the Indenture Trustee upon its request, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by them to the extent related to or arising out of the administration of this Indenture and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture (including this Section 6.7 and of defending itself against any claims (whether asserted by any Noteholder, the Issuer, the Servicer or any other Person).  The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

In the event any proceeding (including any governmental investigation) shall be instituted involving the Indenture Trustee pursuant to the preceding paragraph, the Indenture Trustee shall promptly notify the Issuer in writing and the Issuer shall assume the defense thereof, including the retention of counsel reasonably satisfactory to the Indenture Trustee to represent the Indenture Trustee in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to the Issuer of demand therefor.  In any such proceeding, the Indenture Trustee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indenture Trustee unless (i) the Issuer has failed to assume the defense thereof, (ii) the Issuer and the Indenture Trustee shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Issuer and the Indenture Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indenture Trustee.  The Issuer shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees to indemnify the Indenture Trustee from and against any loss or liability by reason of such settlement or judgment.  The Issuer shall not, without the prior written consent of the Indenture Trustee, effect any settlement of any pending or threatened proceeding in respect of which Indenture Trustee is or could have been a party and indemnity could have been sought hereunder by the Indenture Trustee, unless such settlement includes an unconditional release of the Indenture Trustee from all liability on claims that are the subject matter of such proceeding.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture.  When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Sections 5.2(c) or (d), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or similar law.

SECTION 6.8.  Resignation and Removal; Appointment of Successor.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section.  The Indenture Trustee may resign at any time by giving 30 days written notice to the Issuer and the Rating Agencies.  The Noteholders of not less than 66 2/3% of the Outstanding Principal Balance of the Notes for all Series may remove the Indenture Trustee by so notifying the Indenture Trustee in writing and may appoint a successor Indenture Trustee.  The Issuer will provide the Rating Agencies with notice of any resignation or removal of the Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)  the Indenture Trustee fails to comply with Section 6.11;

(ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)  the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor the Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes for all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.  The retiring Indenture Trustee shall have no liability for any act or omission by any successor Indenture Trustee.

SECTION 6.9.  Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.  The Indenture Trustee shall provide the Issuer and the Rating Agencies prior written notice of any such transaction; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor(s) by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates of authentication shall have the full force and effect to the same extent given to the certificate of authentication of the Indenture Trustee anywhere in the Notes or in this Indenture.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-trustee(s), or separate trustee(s) for the benefit of the Noteholders, and to vest in such Person(s), in such capacity, all rights hereunder with respect to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of rights with respect to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)  The Indenture Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Collateral may be located.

SECTION 6.11.  Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and Section 26(a)(1) of the Investment Company Act.  There shall at all times be an Indenture Trustee hereunder which shall (a) be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; (c) be subject to supervision or examination by federal or state authority; and (d) at the time of appointment, shall have a long term senior, unsecured debt rating of “Baa3” or better by Moody’s, if rated by Moody’s, and “BBB” or better by S&P, if rated by S&P (or, if not rated by Moody’s or S&P, a comparable rating by another statistical rating agency).  The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture(s) under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

This Indenture shall always have a trustee who satisfies the requirements of Section 310(a)(1) of the TIA.  The Indenture Trustee is subject to the provisions of Section 310(b) of the TIA regarding disqualification of a trustee upon acquiring any conflicting interest.

If a default occurs under this Indenture or any Indenture Supplement, and the Indenture Trustee is deemed to have a conflicting interest as a result of acting as trustee for more than one Series or Class of Notes, a successor Indenture Trustee shall be appointed for one or more of such Classes or Series, so that the Indenture Trustee for any one of the affected Classes or Series is different from the Indenture Trustees for the other affected Classes or Series.  No such event shall alter the voting rights of the Noteholders of such Classes or Series under this Indenture, any Indenture Supplement or any other Related Document.  However, so long as any amounts remain unpaid with respect to any Class of Notes, only the Indenture Trustee for the Noteholders of such Class will have the right to exercise remedies under this Indenture or the applicable Indenture Supplement (but subject to the express provisions of Section 5.3 and to the right of the Noteholders of any subordinate Class within the same Series to receive their share of any proceeds of enforcement).  Upon repayment of the Class of Notes with the higher payment priority in full, all rights to exercise remedies under this Indenture will transfer to the Indenture Trustee for the next subordinate Class of Notes within the same Series.

In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Series or Class of Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Series or Class of Notes shall execute and deliver an indenture supplemental hereto wherein the successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Series or Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture

Trustee is not retiring with respect to all Series or Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Series or Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture and the applicable Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

SECTION 6.12.  Acceptance by Indenture Trustee.  The Indenture Trustee hereby acknowledges the grant of a Lien on the Collateral and the receipt of a Lien on the assets constituting the Collateral granted by the Issuer hereunder and declares that the Indenture Trustee, through a custodian, will hold such Lien on the Collateral in trust, for the use and benefit of all Noteholders subject to the terms and provisions hereof.

SECTION 6.13.  Preferential Collection of Claims Against the Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.14.  Reports by Indenture Trustee to Noteholders.  To the extent required by the TIA, on or before the date prescribed by applicable law, the Indenture Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a).  The Indenture Trustee also shall comply with TIA Section 313(b).  The Indenture Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each such report required under TIA Section 313 shall, at the time of such transmission to Noteholders be filed with the Commission and with each stock exchange or other market system on which the Notes are listed.  The Issuer shall notify the Indenture Trustee in writing if the Notes become listed on any stock exchange or market trading system.

SECTION 6.15.  Representations and Warranties.  The Indenture Trustee hereby represents that:

(a)  the Indenture Trustee is duly organized and validly existing as a banking corporation in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)  the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this

Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)  each of this Indenture and the other Related Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms;

(d)  the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(e)  to the best of the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

SECTION 6.16.  The Paying Agent.  The Issuer hereby appoints the Indenture Trustee as the initial Paying Agent.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from any Trust Account pursuant to Section 4.2 and the applicable Indenture Supplement shall be made on behalf of the Issuer by the Paying Agent.

The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

(i)  hold any sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)  give the Indenture Trustee prompt notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee any sums so held in trust by such Paying Agent;

(iv)  immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee any sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent; and

(v)  comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer shall at any time when necessary or required, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to all the Notes or for any other purpose, by Issuer Order, cause any Paying Agent other than the Indenture Trustee to pay to the Indenture Trustee any sums held in trust by such Paying Agent with respect to the Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent and, in the case of satisfaction and discharge of the Indenture, applied according to Section 4.1; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to applicable laws with respect to escheat of funds, any amounts held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust funds shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

Each Paying Agent (other than the initial Paying Agent) shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee.  Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11.  The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “A-1+” by S&P or “P-1” by Moody’s (or its equivalent).

ARTICLE VII
NOTEHOLDERS LISTS AND REPORTS

SECTION 7.1.  The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the as of such Record Date, and (b) at such other times, as the Indenture Trustee may request in writing, within 10 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2.  Preservation of Information; Communications to Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)  Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)  The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3.  Reports by the Issuer.

(a)  The Issuer shall:

(i)  file with the Indenture Trustee, within fifteen days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act;

(ii)  file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)  supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b)  Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.  The Issuer shall notify the Indenture Trustee in writing of any change in its fiscal year.

(c)  Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder.

SECTION 7.4.  List of Noteholders.

Noteholders of not less than 10% of the Outstanding Principal Balance of any Series of Notes may obtain access to the list of Noteholders the Indenture Trustee maintains for the purpose of communicating with the other Noteholders.  The Indenture Trustee may elect not to allow the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1.  Collection of Amounts Due.  Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all sums and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such amounts received by it as provided in this Indenture.

SECTION 8.2.  Trust Accounts.  (a) On or prior to the Closing Date for the first Series (in respect of clause (i) and (ii) below) or the Closing Date for the applicable Series (in respect to clause (iii) below), the Issuer covenants to have established and shall thereafter maintain the following accounts (the “Trust Accounts”), which accounts shall be Eligible Deposit Accounts:

(i)  Collection Account;

(ii)  Excess Funding Account; and

(iii)  a Series Account for the applicable Series of Notes.

The Issuer shall provide written notice to the Rating Agencies if any Trust Account is not maintained with the Indenture Trustee pursuant to the Custody and Control Agreement.

(b)  If any Trust Account is a Securities Account, such Trust Account will be maintained in accordance with the Custody and Control Agreement.

(c)  (i)   If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Issuer shall within 10 Business Days (or such longer period, not to exceed

30 calendar days, as to which, if any Notes are Outstanding, each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no longer Eligible Deposit Account to such new Trust Account.

(ii)  With respect to the Trust Account Property, the Issuer and Indenture Trustee agree, as security for the Issuer’s obligations under this Indenture, that:

(A)  any Trust Account Property that constitutes, or is held through or in, a deposit account shall be, or shall be held through or in, an Eligible Deposit Account continuously identified in the deposit bank’s books and records as subject to a security interest of the Indenture Trustee and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Indenture Trustee in accordance with Section 9-104 of the UCC, the Indenture Trustee shall have the power to direct the disposition of the funds in such deposit account without further consent by the Issuer; provided, however, that prior to the delivery by the Indenture Trustee to the Issuer of notice otherwise, the Issuer shall dispose of the funds in such deposit account in accordance with the terms of the Related Documents; provided further that the Indenture Trustee agrees that it will not deliver such notice or exercise its power to direct the disposition of the funds in such deposit account until an Event of Default has occurred; and

(B)  all Permitted Investments and other investments shall be held by the Custodian in accordance with the Custody and Control Agreement and shall be subject to the Indenture Trustee’s security interest in such Trust Account Property.

(d)  Funds on deposit in the Excess Funding Account shall be withdrawn and paid to the Transferor on any day to the extent that the Free Equity Amount exceeds the Minimum Free Equity Amount.  On any Transfer Date on which one or more Series is in an Amortization Period, the Issuer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Indenture Supplement, including the application of Shared Principal Collections, with respect to each such Series), and Issuer shall instruct the Indenture Trustee to withdraw such amount from the Excess Funding Account (up to the lesser of (x) the amount on deposit in the Excess Funding Account after application of the preceding sentence on that day and (y) the amount, if any, by which the Free Equity Amount would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Transfer Date and allocate such amount among each such Series as specified in the related Indenture Supplement.

SECTION 8.3.  Rights of Noteholders.  The Collateral shall secure the rights of the Noteholders of each Series to receive the portion of Collections allocable to the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the

Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Series Enhancement pledged for the benefit of any other Series or Class that is Outstanding.

SECTION 8.4.  Collections and Allocations.  (a)  Issuer shall apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement.  Except as otherwise provided below and in each Indenture Supplement, Issuer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections.  Except as otherwise required by any Indenture Supplement, an Originator may permit or require payments owed by any Retailer with respect to in-store payments to be netted against amounts owed by that Originator to that Retailer, and the Issuer shall deposit into the Collection Account on each Business Day an amount equal to the aggregate amount of in-store payments netted against amounts owed by that Originator to the various Retailers on that Business Day.

Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture to the contrary, if (x) for so long as the Servicer (or, so long as the Servicer Guaranty remains in effect, GE Capital) maintains a short term debt rating of, if rated by S&P, A-1 or better by S&P, if rated by Moody’s, P-1 or better by Moody’s, if rated by Fitch, F-1 or better by Fitch, and, if rated by any other rating agency, the equivalent rating by that rating agency (or such other rating below A-1, P-1, F-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency, if any) and has deposit insurance as required by law and by the FDIC, (y) with respect to Collections allocable to any Series, any other conditions specified in the related Indenture Supplement are satisfied or (z) the Servicer has provided to the Indenture Trustee a letter of credit, surety bond or other similar arrangement covering collection risk of Servicer and in each case acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), if any, Issuer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Transfer Date.  The Issuer shall promptly notify the Indenture Trustee in writing if the conditions under this paragraph are not met and the Issuer is required to make daily deposits of Collections into the Collection Account.

(b)  On each Date of Processing, Collections of Finance Charge Receivables and of Principal Receivables shall be allocated to each Series of Notes in accordance with the related Indenture Supplement.  On each Determination Date, Charged-Off Receivables will be allocated to each Series of Notes in accordance with the related Indenture Supplement.

(c)  Throughout the existence of the Issuer, unless otherwise stated in any Indenture Supplement, on each Date of Processing, Issuer shall allocate to Transferor an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge

Receivables, respectively, on that Date of Processing; provided that, if the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such date), is less than or equal to the Minimum Free Equity Amount, Issuer shall deposit in the Excess Funding Account an amount equal to the lesser of (i) the amounts that would otherwise be allocated to the Transferor and (ii) the amount by which the Minimum Free Equity Amount exceeds the Free Equity Amount.  Unless otherwise stated in any Indenture Supplement, neither the Servicer nor Transferor need deposit any amounts allocated to Transferor pursuant to the foregoing into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.

The payments to be made to Transferor, pursuant to this Section 8.4(c) do not include amounts that do not represent Collections, including payment of the purchase price for Transferred Receivables pursuant to the Transfer Agreement, proceeds from the sale, disposition or liquidation of Transferred Receivables pursuant to Section 5.3 or payment of the purchase price for the Notes of a specific Series pursuant to the related Indenture Supplement.

SECTION 8.5.  Shared Principal Collections.  On each Transfer Date, (a) Issuer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) Issuer shall withdraw from the Collection Account and pay to Transferor any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided that, if, on any day the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such day), is less than or equal to the Minimum Free Equity Amount, Issuer shall not distribute to Transferor any Shared Principal Collections that otherwise would be distributed to Transferor, but shall deposit such funds in the Excess Funding Account to the extent required so that the Free Equity Amount equals the Minimum Free Equity Amount.

SECTION 8.6.  Excess Finance Charge Collections.  On each Transfer Date, (a) for each Group, Issuer shall allocate the aggregate amount for all outstanding Series in such Group of the amounts which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Transfer Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) Issuer shall on the related Payment Date withdraw (or shall instruct the Indenture Trustee in writing to withdraw) from the Collection Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Payment Date over (y) the aggregate amount for all outstanding Series in such Group which the related Indenture Supplements specify are “Finance Charge Shortfalls”, for such Payment Date.

SECTION 8.7.  Release of Collateral.

(a)  Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)  The Indenture Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.2) the Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.7(b) only upon receipt of an Issuer Request requesting such release accompanied by an Officers’ Certificate and an Opinion of Counsel and (if required by the TIA and the applicable Indenture Supplement) Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) meeting the applicable requirements of Section 10.1.

SECTION 8.8.  Opinion of Counsel.  The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.7(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.1.  Supplemental Indentures Without Consent of Noteholders.  (a)  Without the consent of the Noteholders but with prior written notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, if any, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto or to any Indenture Supplement (which shall conform to the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to Grant unto the Indenture Trustee a Lien on any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(iii)  to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer; provided such surrender would not have a material adverse effect on the Noteholders;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of the Noteholders;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially adversely affect the interests of the Noteholders;

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes or any class thereof and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

(viii)  to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.8.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuer and the Indenture Trustee may when authorized by an Issuer Request, without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to all Notes of all Series, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or to any Indenture Supplement or modifying in any manner the rights of the Noteholders under this Indenture or under any Indenture Supplement; provided, however that the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate, dated the date of any such action, stating that all requirements for such amendments contained in the Agreement have been met, the Issuer reasonably believes that such action will not result in an Adverse Effect and a Tax Opinion.  Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, without the consent of any Noteholders of any Series then Outstanding, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer (i) FASIT election to be made with respect to all or part of RFS Funding Trust or the Issuer, (ii) so long as a FASIT election is in effect, all or part of RFS Funding Trust or the Issuer to qualify as a FASIT under the code, (iii) the termination of a FASIT election with respect to all or part of RFS Funding Trust or the Issuer, and (iv) to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Issuer delivers to the Indenture Trustee and the Issuer an Officers’ Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 10.1(b), (ii) the Rating Agency Condition will have been satisfied and (iii) such amendment does not affect the rights, duties, protections, indemnities, immunities or obligations of the Indenture Trustee or the Issuer hereunder.  The amendments which the Issuer may make without the consent of Noteholders pursuant to this Section 9.1(b) may include the addition of Transferred Receivables.

SECTION 9.2.  Supplemental Indentures With Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with prior written notice to the Rating Agencies, and with the consent of the Noteholders evidencing more than 66 2/3% of the Outstanding Principal Balance of the Notes of each adversely affected Series, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and the Indenture Supplement related to such affected Series or of modifying in any manner the rights of such Noteholders under this Indenture and such Indenture Supplement; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a)  change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(b)  impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(c)  reduce the percentage of the Outstanding Principal Balance of Notes of any Series the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(d)  reduce the percentage of the Outstanding Principal Balance of Notes of any Series, the consent of the Noteholders of which is required to direct the Indenture Trustee to direct the Issuer to sell the Collateral or any portion thereof if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes of such Series;

(e)  decrease the percentage of the Outstanding Principal Balance of Notes required to amend the sections of this Indenture which specify the applicable percentage of the Outstanding Principal Balance of Notes of any Series necessary to amend the Indenture or any Related Documents which require such consent;

(f)  modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, a Transferor or any affiliate thereof; or

(g)  permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any such Collateral at any time subject hereto or deprive the Noteholders of the security provided by the Lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders, whether theretofore or thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.

Satisfaction of the Rating Agency Condition shall not be required with respect to the execution of any supplemental indenture pursuant to this Section for which the consent of all of the affected Noteholders is required; provided that prior notice of any such supplemental indenture shall be given to each Rating Agency.

It shall not be necessary for any Act of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Noteholders provided for in this Indenture or in any other Related Document) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may provide.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon,  in addition to the documents required by Section 10.1, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of the terms and conditions of this Indenture for any and all purposes and every Noteholder, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  This Section does not apply to Indenture Supplements.

SECTION 9.5.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 9.6.  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

ARTICLE X
MISCELLANEOUS

SECTION 10.1.  Compliance Certificates and Opinions, etc.  (a)  Upon any written application or request (or oral application with prompt written or facsimiled confirmation) by the Issuer to the Indenture Trustee to take any action under this Indenture, other than any request that (i) the Indenture Trustee authenticate the Notes specified in such request, or (ii) the Indenture Trustee pay amounts due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Issuer shall furnish to the Indenture Trustee:  (A) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (B) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (C) if required by the TIA and the applicable Indenture Supplement, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)  (i)   Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of such Collateral or other property or securities to be so deposited.

(ii)  Whenever the Issuer is required to furnish to the Indenture Trustee an Officers’ Certificate described in clause (i), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters if the fair value to the Issuer of such Collateral or other property or securities to be so deposited and of all other Collateral or other property or securities released from the Lien of this Indenture since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates required by clause (i) and this clause (ii), equals 10% or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished with respect to any Collateral or other property or securities so deposited if the fair value thereof to the Issuer as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the then Outstanding Principal Balance of the Notes.

(iii)  Other than with respect to the release of any Charged-Off Receivables and Receivables in Removed Accounts, whenever any property or investment property is to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever the Issuer is required to furnish to the Indenture Trustee an Officers’ Certificate described in clause (iii), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters if the fair value to the Issuer of the Collateral or other property or securities and of all other such Collateral or other property, other than Charged-Off Receivables and

Transferred Receivables in Removed Accounts, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) and this clause (iv), equals 10% or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of Collateral or other property or securities if the fair value thereof to the Issuer as set forth in the related Officers’ Certificate is less than $25,000 or less than one percent of the then Outstanding Principal Balance of the Notes.

(v)  Notwithstanding any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Transferred Receivables as and to the extent permitted or required by the Related Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Related Documents.

SECTION 10.2.  Form of Documents Delivered to the Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Originator, the Servicer, the Transferor, the Issuer, stating that the information with respect to such factual matters is in the possession of any Originator, the Servicer, the Transferor, the Issuer, as applicable, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application, certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 10.3.  Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument(s).  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.  At any time the Notes of any Class are maintained on Book-Entry Notes, any reference in this Indenture to an Act of Noteholders or a Noteholder or Noteholders representing a specified portion of the Outstanding Principal Balance of the Notes or such Class of Notes shall be deemed to refer to an Act of Note Owners or a Note Owner or Note Owners holding such specified portion of the Outstanding Principal Balance of the Notes or Class, as the case may be.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or Act by the Noteholder shall bind every Noteholder issued upon the registration of the related Note, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)  By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder and the revisions pursuant hereto for the benefit of such Noteholder; provided that nothing contained in this Section shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

SECTION 10.4.  Notices, etc., to the Indenture Trustee, the Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders, or other documents provided or permitted by this Indenture, shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(a)  the Indenture Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at its Corporate Trust Office, or

(b)  the Issuer by the Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: GE Capital Credit Card Master Note Trust, in care of General Electric Capital Corporation, 1600 Summer Street, Stamford, 4th Floor, CT  06927, Attention: Portfolio Manager, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices, if any, required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to their respective addresses set forth in the applicable Indenture Supplement.

SECTION 10.5.  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.  In any case where notice or report to Noteholders is given by mail, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with this Section, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 10.6.  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer will, upon reasonable request of any Noteholder, enter into any agreement with such Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture or the Notes for such payments or notices, unless such agreement or the effects thereof could cause economic or administrative burden on the Issuer or is unlawful; provided, however, that any such agreement that imposes any duties or obligations on the Indenture Trustee (including in its capacity as Paying Agent) shall be subject to the prior written consent of the Indenture Trustee.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 10.7.  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee, whether so expressed or not.

SECTION 10.8.  Severability.  Any provision of this Indenture or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Notes, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.9.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.10.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue with respect to such payment for the period from and after any such nominal date.

SECTION 10.11.  Governing Law.  (a)  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH,

THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  TO THE EXTENT PROVIDED IN ANY APPLICABLE INDENTURE SUPPLEMENT, THIS INDENTURE IS SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY

(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.12.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Executed counterparts may be delivered electronically.

SECTION 10.13.  The Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 10.14.  Communication by Noteholders with Other Noteholders.  Subject to Section 7.2(b), Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or the Notes.  The Issuer, the Indenture Trustee, the Note Registrar and all other parties shall have the protection of TIA Section 312(c).

SECTION 10.15.  Agents of the Issuer.  The Indenture Trustee hereby acknowledges that it has been advised that any agent of the Issuer may act on behalf of the Issuer hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Issuer, and the Indenture Trustee agrees that any such action taken by an agent on behalf of the Issuer shall satisfy the Issuer’s obligations hereunder.

SECTION 10.16.  Survival of Representations and Warranties.  The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

SECTION 10.17.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by the TIA, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.18.  Subordination.  The Issuer and each Noteholder by accepting a Note acknowledge and agree that such Note represents indebtedness of the Issuer and does not represent an interest in any assets (other than the Trust Estate) of Transferor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent Transferor enters into other securitization transactions, the Issuer as well as each Noteholder by accepting a Note acknowledge and agree that it shall have no right, title or interest in or to any assets (or interest therein) (other than Trust Estate) conveyed or purported to be conveyed by Transferor to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) (“Other Assets”).  To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Issuer or any Noteholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through Transferor or any other Person owned by Transferor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through Transferor or any other Person owned by Transferor, then the Issuer and each Noteholder by accepting a Note further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of Transferor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against Transferor or any other Person owned by Transferor), including, the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance.

SECTION 10.19.  Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Trustee of the Issuer, and in no event shall The Bank of New York (Delaware), in its individual capacity, or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VII of the Trust Agreement.

SECTION 10.20.  Instructions to Indenture Trustee.  The Issuer hereby instructs the Indenture Trustee to execute and deliver the Intercreditor Agreement and the Indenture Security Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: The Bank of New York (Delaware), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Michael Santino
Name: Michael Santino
Title: Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Susan Barstock
	Name:	Susan Barstock
	Title:	Vice President

S-1

EXHIBIT A
to Indenture

FORM OF SECTION 3.9 OFFICERS’ CERTIFICATE

[                             ,         ]

Pursuant to Section 3.9 of the Indenture, dated as of September 25, 2003 (the “Indenture”), between GE Capital Credit Card Master Note Trust (the “Issuer”) and Deutsche Bank Trust Company Americas, as Indenture Trustee, the undersigned hereby certify that:

(a)  a review of the activities of the Issuer during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

(b)  to the best knowledge of the undersigned, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, this certificate is to specify each such default known to the undersigned and the nature and status thereof.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

A-1

SCHEDULE 1

Perfection Representations and Warranties

(b)  In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of the Initial Closing Date:

(i)  The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Note Trust Certificate in favor of the Indenture Trustee, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer.

(ii)  The Note Trust Certificate constitutes an “instrument,” a “general intangible” or a “certificated security” within the meaning of the applicable Uniform Commercial Code.

(iii)  The Issuer owns and has good and marketable title to the Note Trust Certificate free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens)

(iv)  There are no consents or approvals required by the terms of the Note Trust Certificate for the pledge of the Note Trust Certificate to the Indenture Trustee pursuant to the Indenture.

(v)  The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Indenture in the Note Trust Certificate.

(vi)  There is only one executed copy of the Note Trust Certificate and such copy has been delivered to the Indenture Trustee.  The Note Trust Certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the Issuer.  The Note Trust Certificate does not have any marks or notations upon it indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(vii)  Other than the pledge of the Note Trust Certificate to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Note Trust Certificate.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Note Trust Certificate, except for the financing statement filed pursuant to the Indenture.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

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(viii)  The Note Trust Certificate does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(ix)  Notwithstanding any other provision of the Indenture, the representations and warranties set forth in this Schedule 1 shall be continuing, and remain in full force and effect, until such time as the Note Trust Certificate is retired.

(b)  The Indenture Trustee covenants that it shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 1.

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